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EXHIBIT 3.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       Of

                       BRILLIANT TECHNOLOGIES CORPORATION
                             A Delaware Corporation

                                  With and into

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                             A Delaware Corporation

                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware

                            -------------------------

         ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation (the "CORPORATION"), does hereby certify that:

         FIRST: Each of the Corporation and Brilliant Technologies Corporation (the "SUBSIDIARY") is incorporated pursuant to the provisions of the General Corporation Law of the State of Delaware.

         SECOND: The Corporation owns, as of the date hereof, all of the outstanding shares of the capital stock of the Subsidiary.

         THIRD: The Corporation's Board of Directors by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, dated the 18th day of April 2006, determined to merge the Subsidiary with and into the Corporation and did adopt the following resolutions:

         WHEREAS, the Corporation owns, as of the date hereof, all of the outstanding shares of the capital stock of the Subsidiary and the Corporation desires to merge the Subsidiary with and into the Corporation (the "Merger");

         NOW, THEREFORE, BE IT RESOLVED, that the Merger is hereby ratified and approved; and be it

         FURTHER RESOLVED, that the Corporation shall be the SURVIVING CORPORATION (the "Surviving Corporation") and shall continue to exist as a domestic corporation under the laws of the State of Delaware with all the rights and obligations of such surviving domestic corporation as are provided by the General Corporation Law of the State of Delaware; and be it


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         FURTHER RESOLVED, that pursuant to the Merger the Surviving Corporation shall assume all of the obligations of the Subsidiary pursuant to the General Corporation Law of the State of Delaware; and be it

         FURTHER RESOLVED, that the Merger shall be consummated by filing with the Secretary of State of Delaware a properly executed Certificate of Ownership and Merger in accordance with the General Corporation Law of the State of Delaware, which shall be effective on the date and time specified in such Certificate of Ownership and Merger (the "Effective Time"); and be it

         FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each outstanding or treasury share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Corporation, held by the person who was the holder of such share of capital stock of the Corporation immediately prior to the Merger; and be it

         FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and be it

         FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, except that at the Effective Time Article First thereof shall be amended to read in its entirety as follows:

         "FIRST: The name of the corporation is Brilliant Technologies Corporation (the "Corporation")."

         FURTHER RESOLVED, that the Bylaws of the Corporation in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, except that at the Effective Time any reference therein to the name of the Corporation shall be amended by substituting therefore the name "Brilliant Technologies Corporation"; and be it

         FURTHER RESOLVED, that the directors and officers of the Corporation immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until expiration of their current terms as such, or their prior resignation, removal or death; and be it

         FURTHER RESOLVED, that the Corporation shall take any further action, whether within or without the State of Delaware, that may be necessary to effect the Merger; and be it

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, and under its corporate seal or otherwise, any and all instruments and documents and to take all such further actions and to pay all such expenses as they or any of them may deem necessary or advisable to carry out the intent and to accomplish the purpose of any and


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all of the foregoing resolutions and the transactions contemplated thereby, and that the execution and delivery of each such instrument or document, the taking of such action, and the payment of each such expense shall be conclusive evidence of its necessity or advisability.

         FOURTH: The Certificate of Incorporation of the Corporation in effect at the Effective Time shall be shall be the Certificate of Incorporation of the Surviving Corporation, except that Article First thereof shall be amended to read in its entirety as follows:

         "FIRST: The name of the corporation is Brilliant Technologies Corporation (the "Corporation")."

         FIFTH: This Certificate of Ownership and Merger, and the Merger provided for herein, shall not become effective until, and shall become effective at 8:00 a.m. on May 1, 2006.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President, on the 19th day of April 2006.



                                            ADVANCED TECHNOLOGY INDUSTRIES, INC.


                                            By: /s/ Allan Klepfisz
                                                --------------------------------
                                                Allan Klepfisz
                                                President


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